Exhibit 10.2

EXECUTIVE CONSULTING AGREEMENT

This EXECUTIVE CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of the 1st day of April, 2023 (the “Effective Date”), by and between EKIMAS Corporation, a Delaware corporation (the “Company”), and Bennett J. Yankowitz (“Executive”), and is made with reference to the following facts:

A. The Company desires to retain Executive on. Consulting basis as its Chief Financial Officer in order to have the benefit of Executive’s special knowledge, experience, reputation and abilities in the industry in which the Company is engaged; and

B. Executive has advised the Company of his willingness to act as Chief Financial Officer and to utilize his special knowledge, experience, reputation and abilities for the benefit of the Company and its members under the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto hereby agree as follows:

1. Consultancy.

(a) Upon and subject to the terms, conditions and other provisions of this Agreement, the Company hereby retains Executive as its consultant and Executive hereby accepts this retention and agrees to exercise and perform faithfully, and to the best of his ability on behalf of the Company the powers and duties of Chief Financial Officer on the terms and conditions set forth herein.

(b) Executive enters into this agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Executive look to the Company as his employer, or as a partner, agent, or principal. Executive shall not be entitled to any benefits accorded to the Company’s employees including worker’s compensation, disability insurance, vacation or sick pay. Executive shall be responsible for providing, at Executive’s expense, and in Executive’s name, disability, worker’s compensation or other insurance as well as licenses and permits usual or necessary for performing his services.

(c) Executive shall pay, when and as due, any and all taxes incurred as a result of Executive’s compensation, including estimated taxes, and shall provide the Company with proof of payment on demand. Executive indemnifies the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by Company arising out of Executive’s breach of this section.

2. Executive’s Services and Duties. During the term of this Agreement, Executive shall:

(a) Observe and conform to the policies and directions promulgated from time to time by the Company’s Board of Directors (the “Board”).

(b) Serve as Chief Financial Officer and perform all services, acts and things necessary or advisable to manage and conduct the business of the Company, subject to the policies set by the Board. Subject to the supervision and control of the Chief Executive Officer, to whom she shall report, Executive shall do and perform all services and acts necessary or advisable to fulfill the duties and responsibilities of his position as Chief Financial Officer and shall render such services on the terms set forth herein. In addition, Executive shall have such other executive and managerial powers and duties with respect to the Company and its subsidiaries, affiliates and strategic partners as may be assigned to him by the Chief Executive Officer.

(c) The Company acknowledges and agrees that Executive is acting as a part-time consultant and has other business commitments. The Executive agrees to provide the Company up to 15 hours per week to the provision of services hereunder. Notwithstanding the foregoing, that Executive may engage in such personal, professional, investment, business and charitable activities as do not conflict with the business of the Company or interfere with Executive’s duties under this Agreement. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as the Board of Directors of the Company and/or the Company may from time to time establish for senior executive officers of the Company. The Company acknowledges and agrees that this agreement does not cover any legal services, and that the Company has retained Shumaker Mallory LLP (to which Executive is Of Counsel) as its outside counsel,

3. Term. The term of Executive’s employment by the Company pursuant to this Agreement shall commence on the date hereof and, unless sooner terminated as provided in this Agreement or extended by mutual agreement of the parties hereto, shall terminate and expire on the first anniversary of the date hereof, subject to the terms and conditions contained herein.

4. Compensation and Other Benefits. As compensation in full for the services to be rendered by Executive hereunder, the Company shall pay, and Executive shall accept, the following compensation:

(a) Salary. The Company shall pay to Executive a salary, exclusive of bonus compensation, of $36,000 per year, payable in equal monthly installments during the term of this Agreement.

(b) Bonus. Executive shall be entitled to bonus compensation at the sole discretion of the Board, based upon Executive’s performance of his duties under this Agreement

(c) Vacation. In addition to normal public holidays, Executive shall be entitled to four weeks of paid vacation during each calendar year, which shall accrue monthly on a pro rata basis from the Effective Date.

(d) Benefits Generally Offered. Executive shall be entitled to participate in all fringe benefit programs that the Company generally makes available to its executive officers, including without limitation vacation and paid other paid leave, group hospitalization, group disability policies, medical and dental plans and group life insurance plans.

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5. Certain Business Expenses. Executive is authorized to incur ordinary, necessary and reasonable expenses in the course of performing his duties and obligations with respect to the business of the Company, including expenses for entertainment, travel and similar items; provided that the Company shall at all times comply with the Company’s policies regarding expense reimbursements. the Company shall promptly reimburse Executive for all such expenses paid by Executive on behalf of the Company upon the presentation by Executive of an itemized request for reimbursement of expenditures supported by documentation on the Company-approved forms.

6. Proprietary Rights and Confidentiality. Executive has entered into an Executive Invention Assignment and Confidentiality Agreement, which agreement, attached hereto as Annex A, is hereby incorporated herein in its entirety.

7. Executive Representation and Warranty. Executive warrants and represents to and covenants with the Company that the execution, delivery and performance of the Agreement by Executive do not conflict with or violate any provision of or constitute a default under any agreement, judgment, award or decree to which Executive is a party or by which Executive is bound.

8. Termination Prior to Expiration of Term.

(a) Executive’s employment hereunder may be terminated by the Company for Cause as set forth below, upon 30 days’ written notice to Executive which describes such cause in detail. Executive shall have no right to receive the compensation and other benefits set forth in this Section 4 for any period commencing after the date of termination for cause. For these purposes, subject to Section 8(b), the term “Cause” as used in this Agreement shall mean any one or more of the following:

(i) Conviction of Executive of any felony involving moral turpitude and affecting or relating to the business of the Company (including, without limitation, his entering of any plea of nolo contendere in connection with any such felony proceeding);

(ii) Executive’s willful or intentional conduct resulting in material damage to the Company or the Company’s business reputation;

(iii) Executive’s material breach of any material provisions of this Agreement or his employment with the Company (including, without limitation, his breach of the Executive Invention Assignment and Confidentiality Agreement attached hereto as Annex A); or

(iv) Executive’s willful failure or gross neglect to obey the good faith directions of the Company.

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(b) Under no circumstances shall there be other grounds for termination of Executive for Cause hereunder other than those set forth in Section 8 hereof.

9. Death During Employment. If Executive dies during the term of his employment hereunder, the Company shall pay to the estate of Executive the compensation which would otherwise be payable to Executive up to the end of the month in which his death occurs, and the Company shall have no further obligation under this Agreement.

10. Covenant Not to Compete. In the event that the Company terminates Executive’s employment hereunder for Cause, or in the event that Executive voluntarily terminates his employment hereunder, Executive shall, in connection with any sale of all or substantially all of his equity interests in the Company resulting from such termination, be prohibited from carrying on or participating in a business similar to that of the Company for a period of six months following such termination, unless Executive has express prior written consent from the Board, which approval shall not be unreasonably withheld.

11. Notices. All notices, requests, demands, communications, statements or other documents which one party shall be required or shall desire to give to another hereunder shall be in writing and shall be given by the parties hereto only in one of the following ways:

(a) By personal delivery; or

(b) By addressing it as indicated below, and by depositing it certified mail, postage prepaid, in the mail; or

(c) By addressing it as indicated below, and by delivering it by email at the email address indicated below.

If so delivered, mailed, or telecopied each such notice, request, demand, communication, statement, or other document shall, except as herein expressly provided, be conclusively deemed to have been given when personally delivered, or on the date of receipt if delivery by telecopy, or 72 hours after the date of mailing, as the case may be. The addresses of the parties shall be the following until such time as written notice of any change is provided to the parties to this Agreement.

If to the Company:	EKIMAS Corporation 3651 Lindell Road, Suite D565 Las Vegas, Nevada 89103 Attention: CEO Email: hr@nordicuspartners.com

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If to Executive:	Bennett J. Yankowitz 280 S. Beverly Dr., Suite 505 Beverly Hills, CA 90212 Email: bjy@yankowitzconsulting.com

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

14. Entire Understanding. This Agreement constitutes the entire agreement and understanding between the parties with respect to the employment of Executive by the Company, and supersedes all prior agreements, representations and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

15. Amendments. This Agreement may not be modified or changed except by written instrument signed by both parties hereto.

16. Dispute Resolutions. (j) Arbitration. Any action to enforce or interpret this Agreement, or to resolve disputes with respect to this Agreement as between the parties shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Arbitration shall be the exclusive dispute resolution process in the State of California, but arbitration shall be a nonexclusive process elsewhere. Any party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The Company shall select the place of arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The parties shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on all parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitrator (if permitted under applicable law) or such court may issue a writ of execution to enforce the arbitrator’s decision.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

18. Construction. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and neuter, references to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

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19. Cooperation. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

20. Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or any such term, covenant or condition.

21. Parties in Interest; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors, assigns, heirs and/or personal representatives. Except as specifically provided herein, neither this Agreement nor any interest herein shall be assigned or assignable, by operation of law or otherwise, by any party, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement or any interest therein, by operation of law or otherwise, to (a) any successor to all or substantially all of its equity ownership interests, assets or business by dissolution, merger, consolidation, transfer of assets, or otherwise, or (b) any direct or indirect subsidiary of the Company or of any such successor referred in (a) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

22. Severability. If any provision of this Agreement shall be deemed invalid, unenforceable or illegal, then notwithstanding such invalidity, unenforceability or illegality the remainder of this Agreement shall continue in full force and effect.

23. Full Understanding. Executive represents and agrees that she fully understands his right to discuss all aspects of this Agreement with his private attorney, and that to the extent, if any, that she desired, she availed herself of this right. Executive further represents that she has carefully read and fully understands all of the provisions of the Agreement, that she is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that she freely and voluntarily enters into it, and that she has read this document in its entirety and fully understands the meaning, intent and consequences of this document.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The Company:	EXECUTIVE:

EKIMAS Corporation

By:
Henrik Rouf, CEO	Bennett J. Yankowitz

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